UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2006
Date of report (date of earliest event reported)

COST-U-LESS, INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-24543 (Commission File Number)	91-1615590 (I.R.S. Employer Identification No.)

3633 136th Place SE, Suite 110
Bellevue, Washington 98006
(Address of principal executive offices)(Zip code)

(425) 945-0213
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On August 3, 2006, Cost-U-Less, Inc. issued a press release announcing its financial results for the second fiscal quarter ended July 2, 2006. In its press release, the Company reported net income of $475,000, or $0.11 per fully diluted share outstanding, compared to net income of $512,000, or $0.12 per fully diluted share outstanding, for the second quarter of fiscal 2005. A copy of this press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     The information in this report and the exhibit attached hereto are being furnished and shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
99.1	Cost-U-Less, Inc. press release dated August 3, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.
August 3, 2006	By:	/s/ Martin Moore
Martin Moore, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Cost-U-Less, Inc. press release dated August 3, 2006